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As filed with the Securities and Exchange Commission on November 19, 2007.

SEC File No. 333-146545

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KEYON COMMUNICATIONS HOLDINGS, INC.
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of Incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	74-3130469 (I.R.S. Employer Identification No.)

11742 Stonegate Circle
Omaha, Nebraska 68164
(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

Jonathan Snyder
Chief Executive Officer
KeyOn Communications Holdings, Inc.
11742 Stonegate Circle
Omaha, Nebraska 68164
(402) 998-4000
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Harvey J. Kesner, Esq. Haynes and Boone, LLP 153 East 53rd Street Suite 4900 New York, New York 10022 Tel (212) 659-7300 Fax (212) 918-8989	Jeffrey T. Baglio, Esq. DLA Piper US LLP 4365 Executive Drive Suite 1100 San Diego, California 92121 Tel (858) 677-1400 Fax (858) 638-5070

           Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

          This Amendment No. 3 to the Registration Statement is being filed solely to amend Part II of the Registration Statement to file Exhibit 5.1 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with (i) any claim initiated by the indemnitee against us or our directors or officers unless such indemnification is expressly required under law or we join or consent to the initiation of the claim, (ii) claims instituted without good faith or (iii) unauthorized settlements.

          Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

          We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 25. Other Expenses of Issuance and Distribution.

          The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$1,377.00
Accounting Fees and Expenses	25,000.00
Legal Fees and Expenses	275,000.00
Printing Expenses	10,000.00
Miscellaneous Fees and Expenses	8,623.00

Total	$320,000.00

Item 26. Recent Sales of Unregistered Securities.

          We completed an offering of 925,000 shares of our common stock at a price of $0.20 per share to a total of 41 purchasers in December 2004. The total amount we received from this offering was $40,000. These shares of common stock were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

          On August 9, 2007, we accepted subscriptions for $2,207,000 or 551,750 units, with each unit consisting of one share of common stock and a callable five-year warrant to purchase 0.25 of one share of common stock at an initial exercise price $6.70 per share. Each unit was sold for $4.00 and we accepted subscriptions for partial units. In total, on August 9, 2007, we issued 551,750 shares of common stock and warrants to purchase up to 275,875 shares of common stock. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

          On August 9, 2007, we issued John Lemak, the principal of WFG Investments, Inc., a three-year warrant to purchase up to 6,000 shares of common stock at an initial exercise price of $6.70. These warrants were issued to Mr. Lemak as compensation for WFG Investment, Inc.'s role as a placement agent in connection with the above described unit offering. This warrant was issued to John Lemak in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. John Lemak qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

          On August 9, 2007, in connection with our merger with KeyOn Communications, Inc., we issued 6,650,000 shares of our common stock to the stockholders of KeyOn Communications, Inc. The shares of common stock were offered to KeyOn Communications, Inc.'s stockholders in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

          On November 6, 2007, we entered into a Bridge Note Purchase Agreement with Barry Honig pursuant to which Mr. Honig agreed to lend us up to $750,000. Pursuant to this Bridge Note Purchase Agreement, we issued Mr. Honig a promissory note and a five year warrant to purchase up to 93,750 shares of our common stock. This warrant has an initial exercise price equal to the greater of $6.70 per share or the price per share of our common stock sold to investors in any transaction, or series of related transactions, in which we sell shares of our capital stock or securities convertible into shares of capital stock on or before December 31, 2007 in exchange for aggregate gross proceeds of at least $5,000,000. The promissory note and warrant were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the

Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Mr. Honig qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27. Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger and Reorganization, dated as of August 9, 2007, by and among Grant Enterprises, Inc., KeyOn Acquisition Corp., and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
2.2
Asset Purchase Agreement, dated as of October 18, 2007, by and between KeyOn Communications Holdings, Inc. and MicroLink, LLC (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on October 24, 2007).
3.1**	Composite Certificate of Incorporation of KeyOn Communications Holdings, Inc.
3.2
Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
5.1*	Opinion of Haynes and Boone, LLP.
10.1
KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.2
Form of Stock Option Award Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.3
Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.4
Selling Agreement, dated August 6, 2007, by and between KeyOn Communications, Inc. and WFG Investments, Inc. (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.5
Stock Purchase Agreement, date as of August 9, 2007, by and among Grant Enterprises, Inc. and each of Richard S. Carrigan, Aileen D. Carrigan and Patrick E. Carrigan (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).

10.6
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of August 9, 2007, by and between Grant Enterprises, Inc. and Grant Enterprises, LLC (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.7
Master Electronic Equipment Lease, dated August 18, 2005, by and between Data Sales Company, and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.8
Master Lease Agreement, dated November 9, 2005, by and between Agility Lease Fund I, LLC and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.9
$3,000,000 Promissory Note, dated January 30, 2007, by and between Sun West Bank and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.10
Form of Directors and Officers Indemnity Agreement (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.11
Bridge Note Purchase Agreement, dated as of November 6, 2007, by and between KeyOn Communications Holdings, Inc. and the lenders thereunder (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on November 7, 2007).
10.12
Form of Private Placement Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.13
Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.14**	Form of Placement Agent Warrant to Purchase Common Stock.
10.15
Form of Private Placement Lock-up Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.16
Form of Bridge Loan Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on November 7, 2007).

10.17
Form of Bridge Loan Warrant (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on November 7, 2007).
21.1
List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
23.1*	Consent of L.L. Bradford & Co. LLC.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).

*
Filed herewith.

**
Previously filed.

Item 28. Undertakings.

          The undersigned registrant hereby undertakes that it will:

          1.      File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              i.  Include any prospectus required by Section 10(a)(3) of the Securities Act;

             ii.  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.  Include any additional or changed material information on the plan of distribution.

          2.      For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3.      File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          4.      For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              i.  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

             ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            iv.  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

          5.      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

          6.      For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          7.      For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Omaha, State of Nebraska on November 19, 2007.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ JONATHAN SNYDER
Name: Jonathan Snyder
Title: Chief Executive Officer

          In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JONATHAN SNYDER Jonathan Snyder	President, Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2007
/s/ ANNETTE EGGERT Annette Eggert	Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2007
* Jerome Snyder	Chairman of the Board of Directors	November 19, 2007
* A. Robert Handell	Executive Vice President, Chief Operating Officer, Secretary and Director	November 19, 2007
* R.C. Mark Baker	Director	November 19, 2007
* Jeffrey Scott Rice	Director	November 19, 2007
* Jason K. Horowitz	Director	November 19, 2007

* Curtis W. Anderson	Director	November 19, 2007
*By:	/s/ JONATHAN SNYDER Jonathan Snyder Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger and Reorganization, dated as of August 9, 2007, by and among Grant Enterprises, Inc., KeyOn Acquisition Corp., and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
2.2
Asset Purchase Agreement, dated as of October 18, 2007, by and between KeyOn Communications Holdings, Inc. and MicroLink, LLC (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on October 24, 2007).
3.1**	Composite Certificate of Incorporation of KeyOn Communications Holdings, Inc.
3.2
Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
5.1*	Opinion of Haynes and Boone, LLP.
10.1
KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.2
Form of Stock Option Award Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.3
Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.4
Selling Agreement, dated August 6, 2007, by and between KeyOn Communications, Inc. and WFG Investments, Inc. (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.5
Stock Purchase Agreement, date as of August 9, 2007, by and among Grant Enterprises, Inc. and each of Richard S. Carrigan, Aileen D. Carrigan and Patrick E. Carrigan (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.6
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of August 9, 2007, by and between Grant Enterprises, Inc. and Grant Enterprises, LLC (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).

10.7
Master Electronic Equipment Lease, dated August 18, 2005, by and between Data Sales Company, and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.8
Master Lease Agreement, dated November 9, 2005, by and between Agility Lease Fund I, LLC and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.9
$3,000,000 Promissory Note, dated January 30, 2007, by and between Sun West Bank and KeyOn Communications, Inc. (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.10
Form of Directors and Officers Indemnity Agreement (Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.11
Bridge Note Purchase Agreement, dated as of November 6, 2007, by and between KeyOn Communications Holdings, Inc. and the lenders thereunder (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on November 7, 2007).
10.12
Form of Private Placement Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.13
Form of Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.14**	Form of Placement Agent Warrant to Purchase Common Stock.
10.15
Form of Private Placement Lock-up Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
10.16
Form of Bridge Loan Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on November 7, 2007).
10.17
Form of Bridge Loan Warrant (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on November 7, 2007).

21.1
List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).
23.1*	Consent of L.L. Bradford & Co. LLC.
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).

*
Filed herewith.

**
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 24. Indemnification of Directors and Officers.
  Item 25. Other Expenses of Issuance and Distribution.
  Item 26. Recent Sales of Unregistered Securities.
  Item 27. Exhibits.
  Item 28. Undertakings.
SIGNATURES
EXHIBIT INDEX